Exhibit 4.152

AMENDED AND RESTATED TRUST AGREEMENT

among

CREDIT ACCEPTANCE FUNDING LLC 2026-2
Seller

THE REGULAR TRUSTEES

and

COMPUTERSHARE DELAWARE TRUST COMPANY
Owner Trustee

Dated as of August 20, 2026

Page
ARTICLE I Definitions    1
SECTION 1.1    Capitalized Terms    1
SECTION 1.2    Other Definitional Provisions    5
ARTICLE II Organization    5
SECTION 2.1    Declaration of Trust; Name; Appointment of the Regular
Trustees    5
SECTION 2.2    Office    9
SECTION 2.3    Purposes and Powers    10
SECTION 2.4    Appointment of Owner Trustee    10
SECTION 2.5    Capital Contribution of Trust Estate    11
SECTION 2.6    Status of Trust Under Statutory Trust Act; Certain Income Tax
Matters    11
SECTION 2.7    Liability of Seller    11
SECTION 2.8    Appointment of Trust Collateral Agent; Title to Trust Property    11
SECTION 2.9    Situs of Trust    12
SECTION 2.10    Representations and Warranties of the Seller    12
SECTION 2.11    Federal Income Tax Treatment of the Trust    13
SECTION 2.12    Fiscal Year    14
SECTION 2.13    Covenants of the Seller    15
SECTION 2.14    Covenants of the Certificateholders    18
ARTICLE III Certificates and Transfer of Interests    19
SECTION 3.1    Initial Ownership    19
SECTION 3.2    The Certificates    19
SECTION 3.3    Authentication of Certificates    20
SECTION 3.4    Registration of Transfer and Exchange of Certificates    20
SECTION 3.5    Mutilated, Destroyed, Lost or Stolen Certificates    23
SECTION 3.6    Persons Deemed Certificateholders    24
SECTION 3.7    Access to List of Certificateholders’ Names and Addresses    24
SECTION 3.8    Distributions    24
SECTION 3.9    ERISA Restrictions    25

(continued)    Page
ARTICLE IV Voting Rights and Other Actions    25
SECTION 4.1    Prior Notice to Holders with Respect to Certain Matters    25
SECTION 4.2    Action by Certificateholders with Respect to Certain Matters    28
SECTION 4.3    Action by Certificateholders with Respect to Bankruptcy    28
SECTION 4.4    Restrictions on Certificateholders’ Power    29
SECTION 4.5    Majority Control    29
SECTION 4.6    Rights of the Noteholders    29
ARTICLE V Certain Duties.    30
SECTION 5.1    Accounting and Records to the Certificateholders, the Internal Revenue Service and Others    30
SECTION 5.2    Signature on Returns; Partnership Representative    31
ARTICLE VI Authority and Duties of Owner Trustee    31
SECTION 6.1    General Authority    31
SECTION 6.2    General Duties    32
SECTION 6.3    Action upon Instruction    32
SECTION 6.4    No Duties Except as Specified in this Agreement or in Instructions    33
SECTION 6.5    No Action Except under Specified Documents or Instructions    34
SECTION 6.6    Restrictions    35
ARTICLE VII Concerning the Owner Trustee    35
SECTION 7.1    Acceptance of Trusts and Duties    35
SECTION 7.2    Furnishing of Documents    37
SECTION 7.3    Representations and Warranties    38
SECTION 7.4    Reliance; Advice of Counsel    38
SECTION 7.5    Not Acting in Individual Capacity    39
SECTION 7.6    Owner Trustee Not Liable for Certificates or Loans    39
SECTION 7.7    Owner Trustee May Own Certificates and Notes    40
SECTION 7.8    Payments from Trust Property    40
SECTION 7.9    Doing Business in Other Jurisdictions    40
SECTION 7.10    Owner Trustee Knowledge    40
ARTICLE VIII Compensation of Owner Trustee    41
SECTION 8.1    Owner Trustee’s Fees and Expenses    41
SECTION 8.2    Indemnification    42

(continued)    Page
SECTION 8.3    Payments to the Owner Trustee    43
SECTION 8.4    Non-Recourse Obligations    43
ARTICLE IX Termination of Trust Agreement    43
SECTION 9.1    Termination of Trust Agreement    43
ARTICLE X Successor Owner Trustees and Additional Owner Trustees    45
SECTION 10.1    Eligibility Requirements for Owner Trustee    45
SECTION 10.2    Resignation or Removal of Owner Trustee    45
SECTION 10.3    Successor Owner Trustee    46
SECTION 10.4    Merger or Consolidation of Owner Trustee    46
SECTION 10.5    Appointment of Co-Owner Trustee or Separate Owner Trustee    47
ARTICLE XI Miscellaneous    48
SECTION 11.1    Supplements and Amendments    48
SECTION 11.2    Limitations on Rights of Others    49
SECTION 11.3    Notices    50
SECTION 11.4    Severability    50
SECTION 11.5    Separate Counterparts    50
SECTION 11.6    Assignments    51
SECTION 11.7    No Petition    51
SECTION 11.8    No Recourse    51
SECTION 11.9    Certain Damages    51
SECTION 11.10 Headings    51
SECTION 11.11 GOVERNING LAW; WAIVER OF JURY TRIAL; ACTION AGAINST TRUSTEE    52
SECTION 11.12 Servicer as Administrator    52
SECTION 11.13 AML Law    52
SECTION 11.14 Computershare Roles    53

This AMENDED AND RESTATED TRUST AGREEMENT, dated as of August 20, 2026, among CREDIT ACCEPTANCE FUNDING LLC 2026-2, a Delaware limited liability company, as sponsor and seller (together with its successors and assigns in such capacity, the “Seller”), each of the initial members of the Board of Trustees of the Trust, as Regular Trustees, and COMPUTERSHARE DELAWARE TRUST COMPANY, a Delaware limited purpose trust company, as owner trustee (solely in such capacity and not in its individual capacity and together with its successors and assigns in such capacity, the “Owner Trustee”).
PRELIMINARY STATEMENT
The Owner Trustee and the Seller, as sponsor, formed Credit Acceptance Auto Loan Trust 2026-2 as a Delaware statutory trust (the “Trust”) pursuant to (i) the execution of that certain interim trust agreement dated October 22, 2025 (the “Interim Trust Agreement”), by and between the Owner Trustee and the Seller, as sponsor, and (ii) the filing of a Certificate of Trust relating to the Trust with the Delaware Secretary of State, on October 22, 2025. Each of the initial members of the Board of Trustees of the Trust, the Owner Trustee and the Seller desire to enter into this Amended and Restated Trust Agreement immediately prior to the entry into the other agreements included in the definition of Basic Documents being entered into as of the date hereof and in order to amend and restate the Interim Trust Agreement.
ARTICLE I

Definitions SECTION 1.1    Capitalized Terms.
For all purposes of this Agreement, the following terms shall have the meanings set forth below:
“Administrator” means the Servicer or Credit Acceptance, as the context requires, in its capacity as Administrator pursuant to Section 11.12 of this Agreement or Sections 4.01(c) and (d) of the Sale and Servicing Agreement.
“Agreement” shall mean this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.
“AML Law” shall have the meaning assigned to such term in Section 11.13. “Bankruptcy Action” shall have the meaning assigned to such term in
Section 4.1(e).
“Benefit Plan” shall have the meaning assigned to such term in Section 3.9. “Board” or “Board of Trustees” means the board of trustees of the Trust consisting of all Regular Trustees appointed pursuant to Section 2.1(c) hereof (and for the avoidance of doubt, does not include the Owner Trustee).
“Certificate” means a Trust Certificate.

“Certificate Interest” means the allocable percentage interest of a Certificate held by a Certificateholder.
“Certificate of Trust” shall mean the certificate of trust for the Trust filed on October 22, 2025, as amended and/or restated from time to time, a copy of which is attached hereto as Exhibit B.
“Certificate Register” and “Certificate Registrar” shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.
“Corporate Trust Office” shall mean, with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at 1521 Concord Pike, Suite 201, Wilmington, Delaware 19803, Attention: Credit Acceptance Auto Loan Trust 2026-2 or at such other address as the Owner Trustee may designate by notice to the Certificateholders, the Board and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders, the Board and the Seller).
“Credit Acceptance” shall mean Credit Acceptance Corporation, a Michigan corporation.
“DTC Letter of Representations” means The Depository Trust Company Issuer
Letter of Representations, dated as of August 20, 2026, from the Trust to The Depository Trust Company.
“Domestic Corporation” means an entity that is treated as a corporation for United States federal income tax purposes and is created or organized in, or under the laws of, the United States or any state thereof (including the District of Columbia).
“Expenses” shall have the meaning assigned to such term in Section 8.2.
“Holder” or “Certificateholder” shall mean the Person in whose name a Certificate is registered on the Certificate Register.
“Indemnified Parties” shall have the meaning assigned to such term in Section 8.2. “Indenture” means the Indenture, dated as of the date hereof, between the Trust, the
Indenture Trustee and the Trust Collateral Agent.
“Independent Director” shall have the meaning assigned to such term in Section 2.13(t).
“Independent Trustee” means a natural person who (A) has (i) prior experience as an “independent director” for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and
(B) for the five-year period prior to his or her appointment as Independent Trustee has not been, and during the continuation of his or her service as Independent Trustee is not: (i) an employee, director, stockholder (direct or indirect or beneficial), partner, attorney, consultant or officer of the Trust or any of its Affiliates, including the Seller (other than his or her service as an independent director thereof); (ii) a customer, advisor or supplier of the Trust or any of its Affiliates, including the Seller; (iii) a person related to any person described in (i) or (ii); (iv) a person controlling or under common control with any such stockholder, partner, customer, supplier, employee, officer or director; or (v) a trustee, conservator or receiver for the Trust or any of its Affiliates, and (C) is provided by Corporation Service Company, CT Corporation, Global Securitization Services, LLC, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company, Wilmington Trust SP Services, Inc., or, if none of those companies is then providing professional independent directors, another nationally-recognized company reasonably approved by the Trust Collateral Agent, in each case that is not an Affiliate of the Trust and that provides professional independent directors and other corporate services in the ordinary course of its business.
“Instructing Party” shall have the meaning assigned to such term in Section 6.3(a). “Majority Certificateholders” shall have the meaning assigned to such term in
Section 4.5.
“Owner Trustee” shall mean Computershare Delaware Trust Company, a Delaware limited purpose trust company, not in its individual capacity but solely as owner trustee under this Agreement, and any of its successors or assigns in such capacity.
“Owner Trustee Fee” means (i) a fee in the amount of $4,500 payable by the Trust to the Owner Trustee on the Closing Date in connection with the review and execution of the Basic Documents and (ii) thereafter, an administration fee in the amount of $416.67 on each Distribution Date, payable by the Trust to the Owner Trustee.
“Partnership Audit Procedures” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and any successor statutes thereto or Regulations promulgated thereunder.
“Partnership Representative” shall have the meaning assigned to such term in Section 2.11(b).
“Percentage Interest” means, with respect to any Certificates, the undivided percentage ownership of the Certificates evidenced by such Certificate, as set forth in such Certificate.
“Private Placement Memorandum” means the Private Placement Memorandum, dated August 11, 2026, relating to the private placement of the Notes.

“Record Date” means, with respect to a Distribution Date, the last day of the calendar month preceding such Distribution Date; provided that the Record Date with respect to the First Distribution Date shall be the Closing Date.
“Regular Trustee” means Persons elected to the Board of Trustees from time to time by the Majority Certificateholders, including the Independent Trustees, in their capacity as trustees of the Trust. For the avoidance of doubt, the Owner Trustee shall not be deemed to be a Regular Trustee.
“Responsible Officer” means, in the case of the Owner Trustee, any officer working within the Corporate Trust Office of the Owner Trustee, including Vice President, assistant Vice President, or any other officer of such entity working in a corporate trust office of such entity to whom a matter is referred because of such officer’s knowledge and familiarity with the particular subject, in each case having direct responsibility for the administration of the duties of the Owner Trustee under this Agreement.
“Seller” shall mean Credit Acceptance Funding LLC 2026-2, a Delaware limited liability company, and its successors in interest.
“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement among the Trust, the Seller, the Servicer, the Trust Collateral Agent, the Indenture Trustee and the Backup Servicer, dated as of August 20, 2026, as the same may be amended and supplemented from time to time.
“Secretary of State” shall mean the Secretary of State of the State of Delaware. “Section 385 Certificateholder” means a holder of a Certificate (or interest therein)
that is (i) a Domestic Corporation, (ii) an entity (foreign or domestic) that (a) is treated as a partnership for U.S. federal income tax purposes and (b) has an expanded group partner (as defined in Treasury Regulation Section 1.385-3(g)(12)) that is a Domestic Corporation or (iii) a disregarded entity or grantor trust of an entity described in clause (i) or (ii).
“Section 385 Controlled Partnership” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.
“Securityholders” shall mean the Certificateholders and the Noteholders. “Signature Law” shall have the meaning assigned to such term in Section 11.5. “STAMP” shall have the meaning assigned to such term in Section 3.4(e).
“Statutory Trust Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. as the same may be amended from time to time.
“Targeted Holder” shall mean each holder of (i) a right to receive interest or principal with respect to the Retained Notes, (ii) any interest in the Trust with respect to which an Opinion of Counsel has not been rendered that such interest will be treated as debt for federal income tax purposes, and (iii) a right to receive any amount in respect of the Trust Certificate; provided, however, that any Person holding more than one right or interest each of which would cause such Person to be a Targeted Holder shall be treated as a single Targeted Holder.
“Trust” shall have the meaning assigned to such term in the recitals.
“Trust Certificate” means a Certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.
SECTION 1.2    Other Definitional Provisions.
(a)Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture, in each case as amended, supplemented or otherwise modified from time to time.
(b)All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(c)As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.
(d)The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section and Exhibit references contained in this Agreement are references to Articles, Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”
(e)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
ARTICLE II

Organization
SECTION 2.1    Declaration of Trust; Name; Appointment of the Regular Trustees.
(a)The trust continued hereby shall be known as “Credit Acceptance Auto Loan Trust 2026-2”, in which name the Trust, and the Board of Trustees, the Regular Trustees,

the Owner Trustee, the Administrator and the Servicer, each on behalf of the Trust, to the extent set forth herein and in the other Basic Documents, shall have the power and authority to conduct the business of the Trust, make and execute contracts, and sue and be sued.
(b)Subject to the terms of this Agreement, the business and affairs of the Trust shall be managed by or under the direction of the Board. Subject to the terms of this Agreement, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. It shall be the duty of the Board to administer the Trust in the interest of the Certificateholders and to obtain and preserve the Trust’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Basic Documents and related instruments and agreements, the Notes and the Trust Property.
(c)Subject to Section 2.1(j), the Majority Certificateholders may determine at any time in their sole and absolute discretion the number of Regular Trustees to constitute the Board, provided, however, that such number of Regular Trustees shall not exceed six. The authorized number of Regular Trustees may be increased or decreased by the Majority Certificateholders at any time in their sole and absolute discretion, upon notice to all Regular Trustees, and subject in all cases to Section 2.1(j). The initial number of Regular Trustees shall be four, two of which shall be Independent Trustees pursuant to Section 2.1(j). Each Regular Trustee elected, designated or appointed by the Majority Certificateholders shall hold office until a successor is elected and qualified or until such Regular Trustee’s earlier death, resignation, expulsion or removal. The initial Regular Trustees designated by the Seller, as Majority Certificateholder, are as follows:
Name    Post Office Address
James B. Brinkley II    25505 West Twelve Mile Road Southfield, Michigan 48034-8339
Kevin J. Corrigan    c/o Global Securitization Services, LLC 114 West 47th Street, Suite 2310
New York, New York 10036
Jill A. Matarese    c/o Global Securitization Services, LLC 114 West 47th Street, Suite 2310
New York, New York 10036
Joe Billante    25505 West Twelve Mile Road Southfield, Michigan 48034-8339

Notice to “the Board” under any provision of the Basic Documents shall mean notice to each Regular Trustee at its address as set forth in this paragraph and any direction, instruction or notice by or from the Board or from the Regular Trustees shall, unless otherwise provided in a specific provision of the Basic Documents, mean a notice or direction signed by a majority of the Regular Trustees. The Majority Certificateholder shall promptly provide written notice to the Owner Trustee of any removal, resignation or replacement of a Regular Trustee, or any change in the number of Regular Trustees constituting the Board.

(d)The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by any Regular Trustee on not less than one day’s notice to each Regular Trustee by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called in like manner and with like notice upon the written request of any one or more of the Regular Trustees.
(e)At all meetings of the Board, a majority of the Regular Trustees shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Regular Trustees present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Regular Trustees present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.
(f)Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Trust.
(g)The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Regular Trustees. The Board may designate one or more Regular Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Trust. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
(h)The Board shall have the authority to fix the compensation of Regular Trustees. The Regular Trustees may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Regular Trustee. No such payment shall preclude any Regular Trustee from serving the Trust in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(i)Unless otherwise restricted by law, any Regular Trustee or the entire Board may be removed or expelled, with or without cause, at any time by the Majority Certificateholders, and, subject to Section 2.1(j), any vacancy caused by any such removal or expulsion may be filled by action of the Majority Certificateholders. In the event of the resignation, removal or expulsion of the entire Board, written notice of which shall be promptly delivered to a Responsible Officer of the Owner Trustee, any direction to be provided by the Board or the Regular Trustees hereunder shall be provided by the Majority Certificateholders; and the Owner Trustee shall have no liability for its acts or omissions in reliance thereon.
(j)As long as any Notes are outstanding, the Majority Certificateholders shall cause the Trust at all times to have at least two Independent Trustees who will be appointed by the Majority Certificateholders. The Independent Trustees shall not delegate their duties, authorities or responsibilities hereunder. To the fullest extent permitted by law, the Independent Trustees shall consider only the interests of the Trust, including its respective creditors, and not its Affiliates, in acting or otherwise voting on the matters hereunder; provided, however, that nothing contained in this sentence or elsewhere in this Agreement shall in any way restrict the Trust’s ability to make distributions to the extent such distributions are provided for in or otherwise not prohibited by the Statutory Trust Act or the Basic Documents. As long as the Indenture has not been terminated in accordance with its terms, unless otherwise restricted by law, no resignation or removal of an Independent Trustee, and no appointment of a successor Independent Trustee, shall be effective until such successor shall have accepted his or her appointment as an Independent Trustee by a written instrument. In the event of a vacancy in the position of Independent Trustee, the Majority Certificateholders shall, as soon as practicable, appoint a successor Independent Trustee. Notwithstanding anything to the contrary contained in this Agreement, no Independent Trustee shall be removed or replaced unless the Trust provides the Trust Collateral Agent with no less than five (5) Business Days’ prior written notice of (a) any proposed removal of such Independent Trustee, and (b) the identity of the proposed replacement Independent Trustee, together with a certification that such replacement satisfies the requirements for an Independent Trustee set forth in this Agreement; provided, however, that such five Business Day prior notice requirement shall not apply in the event of the disability, incapacity or death of an Independent Trustee. As a condition to the effectiveness of any such replacement or appointment, the Majority Certificateholders shall certify to the Trust that the designated Person satisfied the criteria set forth in the definition of “Independent Trustee” and the Board shall acknowledge in writing, that in the Board’s reasonable judgment, the designated Person satisfies the criteria set forth in the definition of “Independent Trustee.” All right, power and authority of the Independent Trustees shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Trustee shall at any time serve as trustee in bankruptcy for any Affiliate of the Trust.
(k)No Regular Trustee shall be liable to the Trust or any other Person who has an interest in or claim against the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Regular Trustee in good faith on behalf of the Trust and in a manner reasonably believed to be within the scope of the authority conferred on such Regular Trustee by this Agreement, except that a Regular Trustee shall be liable for any such loss, damage or claim incurred by reason of such Regular Trustee’s gross negligence or willful misconduct.

(1)To the fullest extent permitted by applicable law, a Regular Trustee shall be entitled to indemnification from the Trust for any loss, damage or claim incurred by such Regular Trustee by reason of any act or omission performed or omitted by such Regular Trustee in good faith on behalf of the Trust and in a manner reasonably believed to be within the scope of the authority conferred on such Regular Trustee by this Agreement, except that no Regular Trustee shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Regular Trustee by reason of such Regular Trustee’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 2.1(k) by the Trust shall be provided out of and to the extent of Trust assets only, and the Certificateholders shall not have personal liability on account thereof; and provided further, that no indemnity payment from funds of the Trust (as distinct from funds from other sources, such as insurance) of any indemnity under this Section shall be payable until the Notes have been paid in full pursuant to the Basic Documents.
(2)To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Regular Trustee defending any claim, demand, action, suit or proceeding shall, from time to time, subject to the provisos in Section 2.1(k)(1) above, be advanced by the Trust prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust of an undertaking by or on behalf of the Regular Trustee to repay such amount if it shall be determined that the Regular Trustee is not entitled to be indemnified as authorized in this Section.
(3)A Regular Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Regular Trustee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Certificateholders might properly be paid.
(4)To the extent that, at law or in equity, a Regular Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Regular Trustee, a Regular Trustee acting under this Agreement shall not be liable to the Trust or to any other Regular Trustee for his or her good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Trust or any other Regular Trustee. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Regular Trustee otherwise existing at law or in equity, are agreed by each Certificateholder to replace such other duties and liabilities of such Regular Trustee.
(5)The foregoing provisions of this Section shall survive any termination of this Agreement.
SECTION 2.2    Office.
The office of the Trust in Delaware shall be located in care of the Owner Trustee at its principal corporate trust office in Delaware located at 1521 Concord Pike, Suite 201,

Wilmington, Delaware 19803, Attention: Corporate Trust Department/Corporate Trust Services Division/Credit Acceptance Auto Loan Trust 2026-2 or at such other address in Delaware as the Owner Trustee may designate by written notice to the Board, the Certificateholders and the Seller. The Trust may also have offices in such locations as the Board of Trustees may determine appropriate from time to time.
SECTION 2.3    Purposes and Powers.
(a)The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:
(1)to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell the Notes and the Certificates;
(2)to acquire, purchase, hold, manage, dispose of, distribute, and otherwise deal with the Trust Property in accordance with the Basic Documents;
(3)with the proceeds of the sale of the Notes and the Certificates, to fund the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Seller pursuant to the Sale and Servicing Agreement;
(4)to assign, grant, transfer, pledge, mortgage and convey the Trust Property to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders and the Seller pursuant to the terms of the Indenture;
(5)to enter into, execute, deliver and perform its obligations under the Basic Documents to which it is a party;
(6)to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;
(7)subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Certificateholders and the Noteholders; and
(8)at any time to enter into derivatives transactions.
The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.
SECTION 2.4    Appointment of Owner Trustee.
Pursuant to the Interim Trust Agreement, the Seller appointed the Owner Trustee as trustee of the Trust effective as of the date of the Interim Trust Agreement. The Board hereby ratifies the appointment of the Owner Trustee, as Owner Trustee of the Trust, to have all the rights, powers and duties of the Owner Trustee expressly set forth herein and delegates to the Owner Trustee all such express rights, power and duties. The Board further authorizes and directs the Owner Trustee, without further action of the Board, to execute and deliver, in the name and on behalf of the Trust, the Basic Documents to which the Trust is to be a party and hereby authorizes the Trust to issue the Notes under the Indenture and to exercise its rights and powers (including, without limitation, the power to further delegate certain duties to the Servicer and/or the Administrator, to the extent that the Servicer and/or the Administrator have not undertaken to perform such duties directly on behalf of the Trust, as provided in the Basic Documents) and perform its duties set forth herein and therein.
The Owner Trustee by its execution hereof accepts and confirms such appointment and shall have all of the rights, powers and duties set forth herein.
SECTION 2.5    Capital Contribution of Trust Estate.
On or about the date hereof, the Seller will sell, assign, transfer, convey and set over to the Trust the Trust Property pursuant to the Sale and Servicing Agreement in exchange for the proceeds on the Notes and the Certificates. The Seller represents and warrants to the Owner Trustee that as of the date hereof the Loans contained in the Trust Property do not by their terms bear interest at, or convert into obligations that bear interest at, a rate that is determined by reference to an index.
SECTION 2.6    Status of Trust Under Statutory Trust Act; Certain Income Tax Matters.
The Trust Property shall be held in trust (directly or through the Trust’s custodians or nominees) upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders and such other persons as may become beneficiaries hereunder from time to time, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, the Trust shall be treated as a partnership or as an entity the existence of which is disregarded from that of its owner. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Certificate of Trust has been filed with the Secretary of State, which filing is hereby ratified in all respects.
SECTION 2.7    Liability of Seller.
The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee and upon receipt of documentation or invoices therefor, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.
SECTION 2.8    Appointment of Trust Collateral Agent; Title to Trust Property.
(a)The Trust shall appoint a Trust Collateral Agent pursuant to the Sale and Servicing Agreement.

(b)The specific rights, duties and obligations of the Trust Collateral Agent shall be as set forth in the Sale and Servicing Agreement. Upon the issuance of the Notes and the Certificates, the Issuer shall have only such rights with respect to the Trust Property as shall be specified in the Sale and Servicing Agreement.
(c)Subject to the lien of the Indenture, legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, a co-trustee and/or a separate trustee, in which case title shall be deemed to be vested in such trustee, co-trustee or a separate trustee, as the case may be; in the event that applicable law requires title to any part of the Trust Property to be vested in any trustee or co-trustee, the Administrator shall promptly notify such trustee or co-trustee of the occurrence thereof promptly upon obtaining actual knowledge of same. The Holders shall not have legal title to any part of the Trust Property. The Holders shall be entitled to receive distributions with respect to their beneficial ownership interest in the Trust only in accordance with Article V of the Sale and Servicing Agreement and Article IX hereof. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.
(d)Pursuant to Section 3803 of the Statutory Trust Act, the Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized under the General Corporation Law of the State of Delaware.
SECTION 2.9    Situs of Trust.
The Trust will be located in the State of Delaware and administered in the States of Delaware, Illinois, Minnesota and Michigan. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer, the Backup Servicer, or any agent of the Trust from having employees within or without the State of Delaware.
SECTION 2.10    Representations and Warranties of the Seller.
The Seller makes the following representations and warranties on which the Owner
Trustee relies:
(a)Organization and Good Standing. The Seller is duly organized and validly existing as a Delaware limited liability company with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the other Basic Documents.
(b)Due Qualification. The Seller is duly qualified to do business as a limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the other Basic Documents requires such qualification.

(c)Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Seller has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Seller by all necessary action.
(d)Enforceability. The Seller has duly executed and delivered this Agreement and the other Basic Documents to which it is a party and this Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Seller, enforceable against Seller in accordance with their terms, and subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors’ rights generally or the rights of creditors of banks the deposit accounts of which are insured by the Federal Deposit Insurance Corporation and subject to general principles of equity (whether applied in a proceeding at law or in equity).
(e)No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the other Basic Documents, except for such as have been obtained, effected or made.
(f)No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or the limited liability company agreement of the Seller, or any material indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.
(g)No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents,
(B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or the Notes.
SECTION 2.11    Federal Income Tax Treatment of the Trust.

(a)The Certificateholders acknowledge that it is their intention and that they understand that it is the intention of the Seller and the Servicer that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, for so long as the Trust has no equity owner other than the Seller (as determined for U.S. federal income tax purposes), the Trust will be treated as an entity disregarded as separate from its owner and that, if the Trust has more than one equity owner (as determined for U.S. federal income tax purposes), the Trust will be treated as a partnership, the equity owners will be the partners in the partnership, and the partnership will not be an association or publicly traded partnership taxable as a corporation. The Seller and the other Certificateholders, by acceptance of a Certificate, agree to such treatment and agree to take no action inconsistent with such treatment.
(b)In the event that the Trust is classified as a partnership for federal income tax purposes, the Seller (or a U.S. Affiliate of the Seller if the Seller is ineligible) is hereby designated as the partnership representative under Section 6223(a) of the Code (the “Partnership Representative”) to the extent allowed under the law. The Trust shall, to the extent eligible, make the election under Section 6221(b) of the Code with respect to determinations of adjustments at the partnership level and take any other action such as filings, disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available, the Trust shall, to the extent eligible, make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayments by a partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, each of the Trust, the Seller and the Servicer are authorized, in its sole discretion, to make with respect to the Trust any available election related to Sections 6221 through 6241 of the Code and take any action it deems necessary or appropriate to comply with the requirements of the Code and conduct the Trust’s affairs under Sections 6221 through 6241 of the Code.
(c)No Person (including, without limitation, any Certificateholder, the Board, the Owner Trustee, and the Seller) shall have the power to make an election (including an election under Treasury Regulations Section 301.7701-3(c)) to treat the Trust as an association taxable as a corporation for U.S. federal income tax purposes.
(d)For each taxable year (or portion thereof), other than periods in which there is only one Certificateholder, all remaining net income or net loss, as the case may be, of the Trust for such year (or other period) as determined for U.S. federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Certificateholders pro rata in accordance with the outstanding principal balances of their respective Certificates.
(e)The Board is authorized to modify the allocations in this Section if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Seller or the Certificateholders or as otherwise required by the Code.
SECTION 2.12    Fiscal Year.
The fiscal year of the Trust shall consist of the 12-month period ending December
31.

SECTION 2.13    Covenants of the Seller.
The Seller agrees and covenants for the benefit of each Securityholder and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:
(a)it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of formation, limited liability company agreement and the Basic Documents;
(b)it shall not, for any reason, institute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;
(c)it shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of the event specified in Section 9.1(e) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States;
(d)it shall not, for any reason, withdraw or attempt to withdraw from this Agreement or any other Basic Document to which it is a party, dissolve, institute proceedings for it to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action;
(e)the Seller is and shall remain a limited purpose limited liability company whose activities are restricted in its certificate of formation and limited liability company agreement to activities related to purchasing or otherwise acquiring Loans and related collateral, and related assets and rights and conducting any related or incidental business or activities it deems necessary or appropriate to carry out its primary purpose, including entering into agreements such as the Basic Documents;
(f)the Seller has not engaged, does not presently engage, and will not engage, in any activity other than those activities expressly permitted hereunder and under the other Basic Documents, nor has the Seller entered into any agreement other than this Agreement, the other Basic Documents to which it is a party, and with the prior written consent of the Noteholders, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;
(g)(A) the Seller maintains and will continue to maintain its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions, (B) the funds of the Seller are not and have not been diverted to any other Person or for other than the corporate use of the Seller, and (C) except as may be expressly permitted by the Basic Documents, the funds of the Seller are not and have not been commingled with those of any of its Affiliates;
(h)to the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing are and will be fairly allocated to or among the Seller and such entities for whose benefit the goods and services are provided, and each of the Seller and each such entity bears and will bear its fair share of such costs; and, all material transactions between the Seller and any of its Affiliates shall be only on an arms-length basis;
(i)the Seller maintains and will continue to maintain a principal executive and administrative office through which its business is conducted and an email address and stationery through which all business correspondence and communication are conducted, in each case separate from those of the Originator and its Affiliates, or, if it shares office space with the Originator or any of its Affiliates, it shall allocate fairly and reasonably any overhead and expense for such shared office space;
(j)the Seller conducts and will continue to conduct its affairs strictly in accordance with its certificate of formation and limited liability company agreement and observes and will continue to observe all necessary, appropriate and customary limited liability company formalities, including (A) holding all regular and special meetings appropriate to authorize all limited liability company action, (B) keeping separate and accurate minutes of such meetings, (C) passing all resolutions or consents necessary to authorize actions taken or to be taken and (D) maintaining accurate and separate books, records and accounts, including intercompany transaction accounts;
(k)all decisions with respect to its business and daily operations are and will continue to be independently made by the Seller (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the Seller) and are not and will not be dictated by any Affiliate of the Seller (it being understood that the Servicer, which is an Affiliate of the Seller, will undertake and perform all of the operations, functions and obligations of it set forth herein and it may appoint sub-servicers, which may be Affiliates of the Seller, to perform certain of such operations, functions and obligations);
(l)the Seller acts and will continue to act solely in its own limited liability company name and through its own authorized officers and agents, which can also be officers and agents of an Affiliate;
(m)no Affiliate of the Seller advances or will advance funds to the Seller, other than as is otherwise provided herein or in the other Basic Documents, and no Affiliate of the Seller otherwise supplies funds to, or guaranties debts of, the Seller; provided, however, that an Affiliate of the Seller may provide funds to the Seller in connection with the capitalization of the Seller;
(n)other than organizational expenses and as expressly provided herein or in its certificate of formation and limited liability company agreement, the Seller pays and will continue to pay all expenses, indebtedness and other obligations incurred by it;
(o)the Seller does not and will not guarantee, and is not and will not be otherwise liable, with respect to any obligation of any of its Affiliates;
(p)any financial reports required of the Seller are and will continue to be prepared as presented within the consolidated financial statements of Credit Acceptance and all of its subsidiaries and are and will continue to be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates;
(q)at all times the Seller is and will be adequately capitalized to engage in the transactions contemplated in its certificate of formation;
(r)the financial statements and books and records of the Seller reflect and will continue to reflect the separate corporate existence of the Seller;
(s)the Seller does not and will not act as agent for any Affiliates of itself, but instead presents and will continue to present itself to the public as a limited liability company separate from each such entity and independently engaged in the business of purchasing and financing Contracts;
(t)the Seller shall at all times have at least two independent directors (each an “Independent Director”), which shall be any person who (A) has (i) prior experience as an “independent director” for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and
(B) for the five-year period prior to his or her appointment as Independent Director of the Seller has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder (direct or indirect or beneficial), partner, attorney, consultant or officer of the Seller or any of its Affiliates, including Credit Acceptance (other than his or her service as an independent director thereof or similar capacity); (ii) a customer, advisor or supplier of the Seller or any of its Affiliates, including Credit Acceptance; (iii) a person related to any person described in (i) or (ii); (iv) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier, employee, officer or director; or (v) a trustee, conservator or receiver for the Seller or any of its Affiliates, and (C) is provided by Corporation Service Company, CT Corporation, Global Securitization Services, LLC, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company,

Wilmington Trust Company, Wilmington Trust SP Services, Inc., or, if none of those companies is then providing professional independent directors, another nationally-recognized company reasonably approved by the Trust Collateral Agent, in each case that is not an Affiliate of the Seller and that provides professional independent directors and other corporate services in the ordinary course of its business;
(u)the certificate of formation or limited liability company agreement of the Seller do now and will at all times require the affirmative vote of the Independent Directors before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Seller, and the Seller to maintain correct and complete books and records of account and minutes of the meetings and other proceedings of its board of directors;
(v)the Seller acknowledges that the parties hereto are entering into this Agreement and the other Basic Documents in reliance upon the Seller being, on the Closing Date and at all times during the term of this Agreement, a limited purpose entity; and
(w)as of the date hereof, the Seller has determined that the Trust is exempt from reporting under the Corporate Transparency Act, 31 U.S.C. § 5337 et seq. (the “CTA”). Upon any change in such determination or upon any change in the Trust’s ability to rely on an exemption from the reporting requirements of the CTA, the Seller hereby covenants and agrees to make all such filings on behalf of the Trust and take all action necessary from time to time to cause compliance by the Trust with the CTA and any implementing regulations.
SECTION 2.14    Covenants of the Certificateholders.
Each Certificateholder by becoming a beneficial owner of a Certificate agrees:
(a)to be bound by the terms and conditions of the Certificates of which such Certificateholder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee and all other Certificateholders present and future;
(b)to the appointment of the Seller as such Certificateholder’s agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and, if requested by the Trust, to sign such federal income tax information return in its capacity as holder of an interest in the Trust;
(c)that all transactions and agreements between the Trust on the one hand, and any of the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Seller and any Certificateholder on the other hand, shall reflect the separate legal existence of each entity and will be formally documented in writing;
(d)not to take any position in such Certificateholder’s tax returns inconsistent with those taken in any tax returns filed by the Trust;
(e)if such Certificateholder is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner

Trustee and the Certificate Registrar in writing of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and
(f)until one year and one day after the completion of the events specified in Section 9.1(e), not, for any reason, to institute proceedings for the Trust or the Seller to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust or the Seller, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or the Seller or a substantial part of its property, or cause or permit the Trust or the Seller to make any assignment for the benefit of its creditors or to admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.
ARTICLE III

Certificates and Transfer of Interests SECTION 3.1    Initial Ownership.
Effective upon the formation of the Trust by the contribution by the Seller pursuant to Section 2.5, the Seller shall be deemed to have acquired and to have become the owner of a 100% beneficial ownership interest in the assets of the Trust and at all times prior to the issuance of any Certificates pursuant to Section 3.3 shall be the sole beneficial owner and beneficiary of the Trust.
SECTION 3.2    The Certificates.
(a)The Certificates and the interests represented by the Certificates are hereby deemed to be “securities” under Article 8 of the UCC and shall be governed by Article 8 of the UCC. The Certificates shall be executed in the name and on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.
(b)No Certificate may be sold, transferred, assigned, issued, participated, pledged, or otherwise disposed of (any such act, a “Transfer”) to any Person if such Transfer would cause the number of Targeted Holders to exceed ninety-five.
(c)No Certificate may be Transferred to any Person except in accordance with the provisions of Section 3.4, and any attempted Transfer in violation of this Section or Section 3.4 shall be null and void ab initio. If Transfer of the Certificates is permitted pursuant to this Section 3.2 and Section 3.4, a transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 3.4.
SECTION 3.3    Authentication of Certificates.
Concurrently with the initial sale of the Loans and other Trust Property to the Trust pursuant to Section 2.01 of the Sale and Servicing Agreement, on the date hereof, the Owner Trustee, in the name and on behalf of the Trust shall execute by manual or facsimile signature one or more Certificates having the respective Percentage Interests (in the aggregate not to exceed 100%) specified in writing by the Board or the Administrator, and shall deliver the Certificates to the Certificate Registrar to be authenticated, issued and delivered upon the written order of the Board or the Administrator without further action by the Board. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Certificate Registrar, as authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.
SECTION 3.4    Registration of Transfer and Exchange of Certificates.
(a)Computershare Trust Company, N.A., as Indenture Trustee, agrees to act as initial Certificate Registrar under this Agreement.
(b)The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to this Section 3.4(a), a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. No Transfer of a Certificate shall be recognized except upon registration of such Transfer in the Certificate Register. Promptly upon the Board’s, or the Owner Trustee’s request therefor, (a) the Certificate Registrar shall provide to the Board and the Owner Trustee a true and complete copy of the Certificate Register, and (b) the Certificate Registrar shall provide to the Board and the Owner Trustee such information regarding the Certificates and the Certificateholders as is reasonably available to the Certificate Registrar.
(c)The Certificate Registrar shall provide the Trust Collateral Agent with a list of the names and addresses of the Certificateholders on the Closing Date, to the extent such information has been provided to the Certificate Registrar and in the form provided to the Certificate Registrar on such date. Upon any Transfers of Certificates, the Certificate Registrar shall notify the Trust Collateral Agent of the name and address of the transferee in writing, by facsimile, on the day of such Transfer.
(d)Upon surrender for registration of Transfer of any Certificate at the office of the Certificate Registrar maintained in the city of St. Paul, Minnesota and confirmation of such surrender to the Owner Trustee by the Certificate Registrar, the Owner Trustee on behalf of the Issuer shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate face amount dated the date of authentication by the

Certificate Registrar as authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office of the Certificate Registrar maintained in the city of St. Paul, Minnesota.
(e)Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by: (i) a written instrument of Transfer in form satisfactory to the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP; (ii) an Opinion of Counsel that the Transfer or exchange of such Certificate would not cause the Trust to be treated as an association or a publicly traded partnership taxable as a corporation; and (iii) such other documentation as the Owner Trustee and the Certificate Registrar may reasonably require to comply with applicable law, including without limitation AML Law. Each Certificate surrendered for registration of Transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.
(f)Any Person acquiring any interest in a Certificate will furnish to the Person from whom it is acquiring such interest, the Trust, Certificate Registrar and the Owner Trustee, a properly executed U.S. Internal Revenue Service Form W-9 (and will furnish a new Form W-9, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form) and such other certifications, representations or Opinions of Counsel as may be requested by the Certificate Registrar.
(g)Any Person transferring any interest in a Certificate will furnish to the Person to whom it is transferring such interest, the Trust and the Certificate Registrar, an affidavit described in Section 1446(f)(2) of the Code, in a form reasonably acceptable to the transferee and the Trust, stating, under penalty of perjury, such Person’s United States taxpayer identification number and that such Person is not a foreign person.
(h)No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.
(i)The Certificates have not been registered under the Securities Act or any state securities law. Subject to the provisions of Section 3.1 hereof, the Certificate Registrar shall not register the Transfer of any Certificate or unless such resale or Transfer is: (i) pursuant to an effective registration statement under the Securities Act; (ii) to the Seller; or (iii) unless it shall have received a representation letter or such other representations and an Opinion of Counsel satisfactory to the Board or the Administrator to the effect that such resale or Transfer is made (A) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, or (B) to a person who the transferor of the Certificate reasonably believes is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) that is aware that such resale or other Transfer is being made in reliance upon

Rule 144A. Until the earlier of (i) such time as the Certificates shall be registered pursuant to a registration statement filed under the Securities Act and (ii) the date three years from the later of the date of the original authentication and delivery of the Certificates and the date any Certificate was acquired from the Seller or any affiliate of the Seller, the Certificates shall bear a legend substantially to the effect set forth in the preceding two sentences. None of the Seller, the Servicer, the Trust, the Board, the Administrator or the Owner Trustee is obligated to register the Certificates under the Securities Act or to take any other action not otherwise required under this Agreement to permit the Transfer of Certificates without registration.
(j)The provisions of this Section 3.4 and of this Agreement generally are intended to prevent the Trust from being characterized as a “publicly traded partnership” within the meaning of Section 7704 of the Code, in reliance on Treasury Regulations Section 1.7704-1(e) and (h), and the Certificateholders shall take such intent into account in requesting the Transfer of any Certificate.
(k)No Certificate may be sold, participated, transferred, assigned, exchanged or otherwise pledged or conveyed in whole or in part unless the Person that acquires the Certificate represents that:
(1)it is, for U.S. federal income tax purposes, either (a) a citizen or resident of the United States, (b) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Certificate may constitute unrelated business taxable income, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (d) either (x) a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more persons described in this paragraph are able to control all substantial decisions or (y) a trust for which a valid election has been made to be treated as a United States person;
(2)it has not acquired and it will not transfer any interest in the Certificate, or cause an interest in the Certificate to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and any Treasury regulations thereunder, including, without limitation, an over the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;
(3)(a) it is not and will not become (and, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a) (a “DRE”), its owner is not and will not become), for so long as it holds an interest in the Certificate, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes (a “Flow-Thru Entity”); or (b) if it (or, if it is a DRE, its owner) is, or becomes, a Flow-Thru Entity, for so long as it (or, if it is a DRE, its owner) is a Flow-Thru Entity and it holds an interest in the Certificate, not more than 50% of the value of any interests in it (or, if it is a DRE, its owner) will be attributable to interests in the Trust held by it;
(4)it understands that a subsequent Transfer of the Certificate will be null and void ab initio if such Transfer would cause the number of Targeted Holders to exceed ninety-five; and

(5)it understands that the Opinion of Counsel that the Trust is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in this Section 3.4(k).
(l)Unless (1) the Certificate Registrar has received an Opinion of Counsel from Skadden, Arps, Slate, Meagher & Flom LLP or another nationally recognized tax counsel selected by a Certificateholder that the restriction on the proposed acquisition of a Certificate (or any interest therein) described by this subsection is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the Code to apply to such Notes in a manner that could cause a material adverse effect on the Trust or the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (2) the Treasury Regulations under Section 385 of the Code are repealed and not replaced with proposed, temporary or final Treasury Regulations that (as evidenced by an Opinion of Counsel from a nationally recognized tax counsel) could affect the classification of the Notes as debt for U.S. federal income tax purposes, (i) a Section 385 Certificateholder cannot acquire a Certificate (or any interest therein) if (A) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder owns any Notes or (B) a Section 385 Controlled Partnership of such expanded group owns any Notes and (ii) a Section 385 Certificateholder cannot hold a Certificate (or any interest therein) if (A) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes such Section 385 Certificateholder acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note or (B) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Trust, any Affiliate of the Trust or any other subsequent transferor of a Note. The preceding sentence shall not apply if the Noteholder or potential Noteholder is a U.S. corporate member of the same U.S. corporate “affiliated group” (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury Regulation Section 1.385-3(g)(12))). If a Certificateholder (or holder of an interest in a Certificate) fails to comply with the foregoing requirements, the Trust and the Board of Trustees are authorized, at their discretion, to compel such Certificateholder (or holder of an interest in a Certificate) to sell its Certificate (or interest therein) to a Person whose ownership complies with this subsection so long as such sale does not otherwise cause a material adverse effect on the Trust or cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
SECTION 3.5    Mutilated, Destroyed, Lost or Stolen Certificates.
If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there shall be delivered to the Certificate Registrar, the Indenture Trustee and the Owner Trustee, such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like class, tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
SECTION 3.6    Persons Deemed Certificateholders.
Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Board, the Owner Trustee, the Certificate Registrar, the Indenture Trustee, the Trust Collateral Agent and any agent of the Trust appointed by the Board, any agent of the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent and the Certificate Registrar, may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and for all other purposes whatsoever, and none of the Board, the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent nor the Certificate Registrar nor any agent of the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent nor the Certificate Registrar shall be bound by any notice to the contrary.
SECTION 3.7    Access to List of Certificateholders’ Names and Addresses.
The Certificate Registrar shall cause to be furnished to the Trust Collateral Agent, the Servicer, the Board or the Seller, within 15 days after receipt by the Certificate Registrar of a request therefor from such Person in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Certificates or one or more Holders of Certificates evidencing not less than 25% of the Certificate Interest apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the books and records of the Certificate Registrar, in accordance with the policies of the Certificate Registrar, for the limited purpose of verifying the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Seller, the Servicer, the Trust Collateral Agent, the Owner Trustee or any Regular Trustee or any agent thereof accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
SECTION 3.8    Distributions.
Distributions on the Certificates shall be made in accordance with Section 5.08(a) and Section 5.10 of the Sale and Servicing Agreement.

SECTION 3.9    ERISA Restrictions.
The Certificates may not be acquired by or transferred to (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) a plan to which Section 4975 of the Code applies, (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity or otherwise, or (iv) an employee benefit plan, a plan or other similar arrangement subject to any provision of federal, state, local, non-U.S. or other laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (each, a “Benefit Plan”). In connection with any acquisition or transfer of a Certificate, the Holder thereof shall be required to represent and warrant that it is not and will not be, and is not acting on behalf of or with the assets of, an entity or other person that is or will be a Benefit Plan. Notwithstanding any other provision herein or elsewhere, the Owner Trustee and the Certificate Registrar shall not be responsible for ascertaining whether any transfer of a Certificate complies with, or for otherwise monitoring or determining compliance with, the Securities Act, applicable state securities laws, ERISA, the Code or any other applicable law or this Agreement.
ARTICLE IV

Voting Rights and Other Actions
SECTION 4.1    Prior Notice to Holders with Respect to Certain Matters.
(a)The Owner Trustee shall not take any of the actions set forth below, and none of the Board, the Servicer, the Administrator or the Certificateholders shall instruct the Owner Trustee to, unless (i) the Owner Trustee shall have notified the Certificateholders and the Board of Trustees in writing of the proposed action at least 30 days before the taking of such action (provided that such 30 days prior notice may be waived by the Certificateholders and the Board), and (ii) the Board of Trustees has approved such action and notified the Owner Trustee in writing, which written notice of approval has been received by the Owner Trustee by the 30th day after such notice has been given (provided, however, that the Owner Trustee shall not be required to notify a party of any such proposed action if such party directed the Owner Trustee to take such action):
(1)the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);
(2)the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;
(3)the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;
(4)except pursuant to Section 11.01 of the Sale and Servicing Agreement, the amendment, change or modification of the Sale and Servicing Agreement;
(5)except in connection with a dissolution and winding up of the Trust upon the payment in full of the Notes or other liquidation or final settlement of the last outstanding Loan (including the purchase by the Servicer at its option of the corpus of the Trust as described in Section 10.01(a) of the Sale and Servicing Agreement) and the subsequent distribution of all amounts in respect of such Loans as provided in the Basic Documents and the satisfaction and discharge of the Indenture pursuant to Section 9.1(a), dissolve, terminate or liquidate the Trust in whole or in part;
(6)the taking of any act which would make it impossible to carry on the ordinary business of the Trust;
(7)the confession of a judgment against the Trust;
(8)the possession of Trust assets, or assignment of the Trust’s right to property, for other than a Trust purpose;
(9)causing the Trust to lend any funds to any entity;
(10)changing the Trust’s purpose and powers from those set forth in this
Agreement;
(11)causing the Trust to incur, assume or guaranty any indebtedness except as set forth in this Agreement;
(12)the initiation of any material claim or litigation by the Trust (except for claims or lawsuits brought in connection with the collection of Contracts or Loans); or
(13)the appointment, pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Indenture Trustee, Certificate Registrar or Owner Trustee of any of its obligations under the Indenture or any other Basic Document; provided that the Administrator may make such appointment or provide such consent in its discretion.
(b)In addition, the Trust shall not commingle its assets with those of any other entity (except for as permitted by the Basic Documents). The Administrator on behalf of the Trust shall cause the Trust to maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein or in any other Basic Document, the Trust shall pay its indebtedness and expenses from its own funds and shall not pay the indebtedness or operating expenses of any other entity. The Board of Trustees shall maintain appropriate minutes or other records of all appropriate actions.
(c)The Trust and each Certificateholder shall comply with the following covenants:
(1)Neither the Administrator, the Owner Trustee, the Board nor any
Certificateholder shall cause the funds and other assets of the Trust to be commingled with those of any other individual, corporation, estate partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity (except for as permitted by the Basic Documents).

(2)Neither the Administrator, the Owner Trustee, the Board nor any Certificateholder shall cause the Trust to be, become or hold itself out as being liable for the debts of any other party, and neither the Trust nor any Certificateholder shall act as agents for each other. The Trust shall not guarantee the indebtedness of or make loans to any other party or any Certificateholder. No Certificateholder may guarantee the indebtedness of or make loans to the Trust or hold itself out as being liable for the debts of the Trust.
(3)Neither the Administrator, Owner Trustee, the Board nor any Certificateholder shall cause the Trust (A) to act other than solely in its Trust name and through its duly authorized officers or agents in the conduct of its business, (B) to prepare all Trust correspondence otherwise than in the Trust name, (C) to conduct its business other than so as not to mislead others as to the identity of the entity with which they are conducting business; and no Certificateholder will be involved in the day-to-day management of the Trust.
(4)The Board authorizes and directs the Owner Trustee to, and the Owner Trustee shall maintain on behalf of the Trust all statutory trust records required by the Statutory Trust Act and none of the Owner Trustee, the Board or any Certificateholder shall cause the Trust to commingle its statutory trust records and books of account, with the corporate records and books of account maintained by any Certificateholder, the Board or Computershare Delaware Trust Company, and all such statutory trust records and books of account of the Trust shall be maintained so as to reflect the separate existence of the Trust. The books of the Trust may be kept (subject to any provision contained in any applicable statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Board. The Trust’s books and records relating to the Trust Property shall be maintained by the Servicer or Credit Acceptance, if it is no longer the Servicer, pursuant to Section 4.06 of the Sale and Servicing Agreement.
(5)The Trust shall take such formalities as may be necessary to authorize all of its actions as may be required by law.
(6)The Board shall cause the Trust to (i) conduct its business in an office separate from that of each Certificateholder, (ii) maintain stationery, if any, separate from that of each Certificateholder, (iii) except as expressly set forth herein, to pay its indebtedness, operating expenses, and liabilities from its own funds, and not to pay the indebtedness, operating expenses and liabilities of any other entity, (iv) observe all statutory formalities under the Statutory Trust Act, and (v) keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware until dissolved in accordance with the Basic Documents.
(7)The Trust shall be operated in such a manner as the Board deems reasonable and necessary or appropriate to preserve the limited liability of the Trust, the separateness of the Trust from the business and affairs of the Seller or any Affiliate of the Seller, and until one year and one day after the Notes have been paid in full, the special purpose, bankruptcy remote status of the Trust; provided that nothing herein shall prevent the termination of the Trust within a shorter period following payment in full of the Notes as contemplated by Section 9.1.

(d)The Trust shall be treated as an entity separate and distinct from any Certificateholder. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto, as determined by the Board or the Certificateholders in its or their sole discretion. This Agreement is and shall be the only agreement among the parties thereto with respect to the creation, operation and termination of the Trust.
(e)Neither the Board nor the Owner Trustee shall have the power, except upon the direction of the Certificateholders, and to the extent otherwise consistent with the Basic Documents, to (i) remove or replace the Servicer, the Backup Servicer or the Indenture Trustee,
(ii) institute proceedings to have the Trust declared or adjudicated as bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (vi) make any assignment for the benefit of the Trust’s creditors, (vii) cause the Trust to admit in writing its inability to pay its debts generally as they become due or (viii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”). So long as the Indenture and Sale and Servicing Agreement remain in effect, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.
(f)The Owner Trustee shall notify the Board, the Seller, the Servicer and the Certificateholders in writing of any appointment of a successor Note Registrar, Trust Collateral Agent or Certificate Registrar within five Business Days of its receipt thereof.
SECTION 4.2    Action by Certificateholders with Respect to Certain Matters.
Neither the Board nor the Owner Trustee shall have the power, except upon the written direction of the Certificateholders in accordance with the Basic Documents, to (a) remove the Servicer under the Sale and Servicing Agreement or (b) except as expressly provided in the Basic Documents, sell the Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders and the furnishing of indemnification satisfactory to the Owner Trustee by the Certificateholders.
SECTION 4.3    Action by Certificateholders with Respect to Bankruptcy.
Neither the Board nor the Owner Trustee shall have the power to, and shall not, commence or join in any proceeding or other actions contemplated by Section 2.13(b) relating to the Trust without the unanimous prior approval of all Certificateholders and, prior to the Termination Date, the Indenture Trustee, at the direction of the Majority Noteholders, and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such person reasonably believes that the Trust is insolvent and, prior to the Termination Date, written consent of the Indenture Trustee, at the direction of the Majority Noteholders.

SECTION 4.4    Restrictions on Certificateholders’ Power.
(a)The Certificateholders shall not direct the Board or the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee follow any such direction, if given, to the extent that the Owner Trustee has actual knowledge or has been advised that such action or inaction would be contrary to the applicable provisions.
(b)No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any other Basic Document, unless the Certificateholders are the Instructing Party pursuant to Section 6.3 and unless a Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless Certificateholders evidencing not less than 25% of the Certificate Interest shall have made written request upon the Owner Trustee to institute such action, suit or proceeding on behalf of the Trust under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require, in its sole discretion, against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 6.3; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Owner Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.
SECTION 4.5    Majority Control.
No Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement shall be taken by the Holders of Certificates evidencing not less than a majority of the Certificate Interest (the “Majority Certificateholders”). Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by the Majority Certificateholders at the time of the delivery of such notice.
SECTION 4.6    Rights of the Noteholders.

Notwithstanding anything to the contrary in the Basic Documents, for so long as the Notes are outstanding, without the prior written consent of the Indenture Trustee at the direction of the Majority Noteholders, neither the Owner Trustee, the Board nor any Certificateholder shall
(i) remove the Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any Loan or Contract or any rights of the Trust thereunder, (iii) authorize the merger or consolidation of the Trust with or into any other statutory trust or other entity or convey or transfer all or substantially all of the Trust Property to any other entity (unless pursuant to Section 10.01 of the Sale and Servicing Agreement), (iv) amend the Certificate of Trust (unless such amendment is required to be filed pursuant to the Statutory Trust Act) or (v) amend this Agreement.
ARTICLE V

Certain Duties
SECTION 5.1    Accounting and Records to the Certificateholders, the Internal Revenue Service and Others.
(a)Subject to the Code and Section 4.01 of the Sale and Servicing Agreement, the Board shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1, if applicable) to enable each Certificateholder to prepare its federal and state income tax returns, and (c) file or cause to be filed such tax returns relating to the Trust, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder (including any election under the Partnership Audit Procedures). The Trust shall make elections pursuant to this Section only as directed in writing by the Board. The Administrator or the Owner Trustee (if required by law to be executed by a trustee and as directed in writing) shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by law, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Board. In connection with the foregoing, the Trust shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Loans, and the Trust shall not make the election provided under Section 754 of the Code.
(b)With respect to any and all payments to a Holder, the Holder (i) will provide to the applicable withholding agent (including, if applicable, the Owner Trustee), any tax forms, documentation or certification required or reasonably appropriate for such withholding agent to satisfy its obligations with respect to FATCA, if any, and to determine whether any withholding tax may be required to be withheld pursuant to FATCA or other applicable law; (ii) acknowledges and agrees that the applicable withholding agent shall have the right to request tax forms from the Holder and or obtain copies from the Administrator or the Board or other parties as appropriate;

(iii) to deduct and withhold any required U.S. withholding tax, including any withholding tax pursuant to FATCA, on any amounts payable with respect to the Certificates (without any corresponding gross-up or other indemnification) if any such holder or Beneficial Owner either is subject to withholding under FATCA, fails to comply with the documentation requirements in this clause (b), or otherwise fails to establish a complete exemption from such withholding tax to the reasonable satisfaction of the applicable withholding agent; and (iv) agrees to indemnify the withholding agent from any liability related to any such tax withholdings.
SECTION 5.2    Signature on Returns; Partnership Representative.
(a)Notwithstanding the provisions of Section 5.1, at the written direction of the Board the Owner Trustee shall sign on behalf of the Trust the separate tax returns of the Trust presented to it in execution form, if any, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Seller, per Section 2.11(b) of this Agreement, as Partnership Representative. The Owner Trustee shall have no duty or obligation to investigate, or confirm or recalculate any contents of any tax return presented to it for execution, and shall be held harmless and indemnified against any loss, liability, tax, penalty or other expense incurred by it in connection with its execution on behalf of the Trust of any tax related document or filing.
(b)The Certificateholders hereby elect the Seller as the Partnership Representative of the Trust.
ARTICLE VI

Authority and Duties of Owner Trustee SECTION 6.1    General Authority.
The Owner Trustee shall have the power and authority, and is hereby authorized and directed by the Administrator and the Board to execute and deliver on the Closing Date in the name and on behalf of the Trust each of the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party (including, without limitation, the DTC Letter of Representations, the cross receipt pursuant to the Sale and Servicing Agreement, and the Issuer receipt of wired funds), the Certificate as set forth in the written order of the Administrator, the Notes, in each case, in such form as the Board or the Administrator shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, and an authentication order directing the Indenture Trustee to authenticate and deliver the Class A Notes in the aggregate principal amount of $319,880,000, the Class B Notes in the aggregate principal amount of $117,300,000 and the Class C Notes in the aggregate principal amount of $162,820,000, and from time to time after the Closing Date to execute and deliver, in the name and on behalf of the Trust, any amendment to any Basic Document and such other documents as may be necessary or related thereto, in each case, in such form as the Board or the Administrator shall approve and direct in writing, including any authorization of the filing of a financing statement in favor of the Indenture Trustee describing the Collateral as “all assets of the Debtor” or words of similar import. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Instructing Party (as defined in Section 6.3) shall direct in writing with respect to the Basic Documents. The Instructing Party hereby agrees not to instruct the Owner Trustee to take any action which is inconsistent with or in violation of the terms of the Basic Documents, except that the Instructing Party may instruct the Owner Trustee to waive notice periods set forth herein or in the other Basic Documents provided that the party or parties entitled to receive such notice consents to such waiver or join in such instruction.
SECTION 6.2    General Duties.
It shall be the duty of the Owner Trustee to: discharge (or cause to be discharged) all of its responsibilities pursuant to the express terms of this Agreement in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, and in furtherance and not in limitation of Section 7.1(f), the Owner Trustee shall not have any duties or liabilities hereunder or under the Basic Documents or applicable law: (i) to the extent such duties and liabilities are the responsibility of the Servicer, or Credit Acceptance if Credit Acceptance is no longer the Servicer, pursuant to the Sale and Servicing Agreement, hereunder or otherwise under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer or Credit Acceptance to carry out its obligations under the Sale and Servicing Agreement or such other document; (ii) to the extent that Owner Trustee has contracted with a third party to discharge such duties and responsibilities; or (iii) to the extent that such duty or liability would be contrary to any applicable law. The Owner Trustee shall not be responsible for monitoring, supervising or performing the obligations of the Administrator, the Servicer, or Credit Acceptance under the Sale and Servicing Agreement or such other document, regardless of whether the Administrator, the Servicer or Credit Acceptance is incapable of acting, is in default or has been removed.
SECTION 6.3    Action upon Instruction.
(a)Subject to the rights of the Certificateholders and the Noteholders under Article IV, and except as provided in the penultimate sentence of this paragraph, the Board of Trustees (the “Instructing Party”) shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any other Basic Document. The Board of Trustees, as Instructing Party, designates the Administrator, as its authorized agent for the purpose of providing written instructions to the Owner Trustee as contemplated herein. Each instruction delivered by the Instructing Party to the Owner Trustee shall certify to the Owner Trustee that any actions to be taken pursuant to such instruction comply with the terms of this Agreement and the Basic Documents. The Instructing Party shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the other Basic Documents, except that the Instructing Party may instruct the Owner Trustee to waive notice periods set forth herein or in the other Basic Documents provided that the party or parties entitled to receive such notice consents to such waiver or join in such instruction. Notwithstanding anything to the contrary herein, in connection with the dissolution and winding up of the Trust following payment in full of the Notes or other liquidation or final settlement of the last outstanding Loan (including the purchase by the Servicer at its option of the corpus of the Trust as described in Section 10.01(a) of the Sale and

Servicing Agreement) and the subsequent distribution of all amounts in respect of such Loans as provided in the Basic Documents and the satisfaction and discharge of the Indenture pursuant to Section 9.1(a), the Certificateholders may be the Instructing Party. To the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received by it, the Owner Trustee shall not be liable on account of such action to any Person.
(b)The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.
(c)Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction absent willful misconduct.
(d)In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee has not received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction absent willful misconduct.
SECTION 6.4    No Duties Except as Specified in this Agreement or in Instructions.
(a)The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties (including fiduciary duties existing at law or in equity) or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee, to the extent such implied duties or obligations exist, such duties are hereby eliminated and replaced by the duties expressly and specifically stated herein. The Owner Trustee shall have no responsibility for the preparation, filing, correctness, or accuracy of any financing or continuation statement in any public office at any time or shall have no responsibility to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare any securities law filing (including any filing with the Securities and Exchange Commission) or (except as directed in writing by the Board or the Administrator if required by applicable law) file any tax, qualification to do business, license, application, report or filing, or to monitor or enforce the satisfaction of any risk retention requirements, to declare a benchmark transition event, determine an alternative index/benchmark, select a bank or financial institute to provide an alternative index/benchmark, process, access or store or otherwise handle federal tax information or have any involvement in connection with the cessation or replacement of any benchmark including providing, obtaining, or calculating any index, alternative, rate, benchmark, or adjustment factors or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Property that result from actions by, or claims against, Computershare Delaware Trust Company (solely in its individual capacity) and that are not related to the ownership or the administration of the Trust Property.
(b)Computershare Delaware Trust Company, in all of its capacities hereto or under any Basic Document, including as Owner Trustee, shall not (i) be responsible for making any decisions or determinations in connection with any benchmark replacement or benchmark transition event or (ii) have any liability for any determination, decision or election made by or on behalf of the Administrator or the Trust in connection with a benchmark transition event or a benchmark replacement. Each Holder by its acceptance of a Certificate, shall be deemed to waive and release any and all claims against the Owner Trustee relating to any such determination, decision or election by the Administrator, the Servicer or any other party, as applicable.
SECTION 6.5    No Action Except under Specified Documents or Instructions.
The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3. Except for those actions that the Owner Trustee is required to take hereunder without written direction, the Owner Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder or under any Basic Document that requires written direction in the absence of such written direction as provided hereunder, regardless of the consequences of the failure to take such action. The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement or to honor the request or direction pursuant to this Agreement unless the directing party shall have offered to the Owner Trustee reasonable security or indemnity satisfactory to the Owner Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.
SECTION 6.6    Restrictions.
The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section. For the avoidance of doubt, in connection with this Section 6.6, the Owner Trustee shall be fully protected under Sections 6.3 and 7.1(b) for its good faith reliance on instructions received pursuant to Section 6.3.
ARTICLE VII

Concerning the Owner Trustee SECTION 7.1 Acceptance of Trusts and Duties.
The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and the other Basic Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Property upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable in its individual capacity hereunder or under any other Basic Document under any circumstances to any Person, except to the Trust and the Certificateholders (i) for its own willful misconduct, bad faith or gross negligence in the performance of its duties hereunder, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee in its individual capacity,
(iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 hereof, (iv) for any investments issued by the entity serving as Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee, and every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to this Section. In particular, but not by way of limitation:
(a)the Owner Trustee shall not be liable for any error of judgment made by an officer or employee of the Owner Trustee or for any act or omission believed by it to be authorized or within its powers or for any information contained in the Private Placement Memorandum, except for the information provided by the Owner Trustee and contained in the section entitled “The Owner Trustee”;
(b)the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Board, the Instructing Party, the Servicer, the Backup Servicer or any Certificateholder in accordance with the terms of this Agreement and the other Basic Documents;

(c)no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any liability (financial or otherwise) in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(d)under no circumstances shall the Owner Trustee be liable for the representations, warranties, covenants, obligations, or indebtedness of the Trust evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;
(e)the Owner Trustee shall not be responsible for or in respect of the validity, enforceability or sufficiency of this Agreement or for the due execution hereof by the Seller or the Regular Trustees or for the form, character, genuineness, sufficiency, performance, enforceability, value or validity of any of the Trust Property or for or in respect of the validity, enforceability or sufficiency of the other Basic Document, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Indenture Trustee, the Trust Collateral Agent, any Noteholder or any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;
(f)the Owner Trustee shall not be liable for the action or inaction or the default or misconduct of the Regular Trustees, the Seller, the Indenture Trustee, the Trust Collateral Agent, the Administrator, the Servicer, Credit Acceptance or the Backup Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to monitor, supervise or perform the obligations under this Agreement or the other Basic Documents that are required to be performed by the Seller under this Agreement, by the Indenture Trustee under the Indenture or the Trust Collateral Agent or the Administrator, the Servicer, Credit Acceptance or the Backup Servicer under the Sale and Servicing Agreement and none of the Administrator, the Servicer, Credit Acceptance, the Backup Servicer, the Indenture Trustee, the Trust Collateral Agent or the Certificate Registrar shall be deemed to be agents of the Owner Trustee;
(g)the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Instructing Party or any of the Certificateholders, unless such Instructing Party or Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;
(h)the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

(i)all funds deposited with the Owner Trustee, if any, may be held in a non-interest bearing trust account and the Owner Trustee shall not be liable for any interest thereon;
(j)the Owner Trustee shall not be liable for (x) special, incidental, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits, even if the Owner Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust’s securities or assets or (z) any losses due to forces beyond the reasonable control of the Owner Trustee, including, without limitation, provisions of any present or future law or regulation or act of any governmental authority, strikes or labor disputes, work stoppages, acts of war or terrorism, insurrection, civil unrest, revolution, disease, epidemics, pandemics, quarantines, national emergencies, nuclear or natural catastrophes, malware or ransomware attacks, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, unavailability of any securities clearing system, acts of God and interruptions, losses, failures or malfunctions of utilities, communications or computer (software and hardware) services;
(k)in the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement and the other Basic Documents, the Owner Trustee may act directly or through agents (including, without limitation, affiliates) or attorneys or a custodian or nominee and the Owner Trustee shall not be liable for the conduct or misconduct of such agents (other than affiliates) or attorneys or a custodian or nominee if such agents or attorneys or a custodian or nominee shall have been selected by the Owner Trustee in good faith and with due care;
(l)in no event shall the Owner Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements of the Dodd-Frank Act for asset-backed securities or other rules or regulations relating to risk retention. The Owner Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Certificateholder, Noteholder or other party for violation of such rules now or hereinafter in effect;
(m)in no event shall the Owner Trustee be liable for delay or failure to perform its duties hereunder if such delay or failure is a direct or proximate result of another party’s delay or failure to perform its obligations hereunder or under any other Basic Document;
(n)any discretion, permissive right, or privilege of the Owner Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation;
(o)the provisions of this Agreement, to the extent they restrict or eliminate the duties and liabilities of the Owner Trustee otherwise existing at law or in equity, are agreed by each Certificateholder and each other beneficial owner or other party hereto, to replace such otherwise existing duties and liabilities of the Owner Trustee; and
(p)in no event shall the Owner Trustee have any obligation to approve or consent to any loan modification in connection with the underlying collateral.
SECTION 7.2    Furnishing of Documents.

The Owner Trustee shall furnish to the Certificateholders, the Board and the Seller promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents. The Seller shall promptly forward a copy of any such notice to the Rating Agencies.

SECTION 7.3    Representations and Warranties.
The Owner Trustee hereby represents and warrants for the benefit of the Board, the Seller and the Securityholders, that, as of the date hereof:
(a)it is a limited purpose trust company, duly organized and validly existing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. Its principal place of business is in the State of Delaware;
(b)it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and
(c)neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.
SECTION 7.4    Reliance; Advice of Counsel.
(a)In the absence of willful misconduct, the Owner Trustee may conclusively rely on the content or accuracy of any document provided to the Owner Trustee, the truth of the statements made and the correctness of opinions, certificates and reports rendered, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and to be signed by the proper party or parties and the Owner Trustee shall not be required to investigate any fact or matter stated therein or to recalculate, certify or verify any numerical information contain therein. The Owner Trustee may accept a certified copy of a resolution of the Board, the board of directors of the Seller or other governing body of any corporate party or other entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof conclusively rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement or the related Basic Documents, prior to taking or refraining from taking any action, the Owner Trustee, at the expense of the Trust or the person requesting such action or inaction, may (i) request and shall be entitled to receive and conclusively rely upon, an officer’s certificate or an opinion of counsel with respect to such matters and shall not be liable for its acts or omissions in reliance thereon and (ii) consult with counsel, accountants, and other professionals of a nationally recognized firm that are selected with due care. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants, and other professionals and the advice of such counsel, accountants, and other professionals or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
SECTION 7.5    Not Acting in Individual Capacity.
Except as provided in this Article VII, in accepting the trusts hereby created, Computershare Delaware Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Property for payment or satisfaction thereof.
SECTION 7.6    Owner Trustee Not Liable for Certificates or Loans.
The statements, recitals, representations and warranties contained herein (other than the representations and warranties made in Section 7.3 in its individual capacity) and in the other Basic Documents and the Notes and the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Seller or the Trust, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Loan, Contract or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan or Contract, or the perfection and priority of any security interest created by any Loan or Contract in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Loan or Contract on any computer or other record thereof; the validity of the assignment of any Loan or Contract to the Trust or of any intervening assignment; the completeness of any Loan or Contract; the performance or enforcement of any Loan or Contract; the compliance by the Trust, the Seller, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Trust Collateral Agent or the Servicer, the Backup Servicer or any sub-servicer taken in the name of the Owner Trustee.

SECTION 7.7    Owner Trustee May Own Certificates and Notes.
The entity serving as Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Seller, the Trust Collateral Agent and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.
SECTION 7.8    Payments from Trust Property.
All payments to be made by the Owner Trustee on behalf of the Trust under this Agreement or any of the other Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the corpus, income and proceeds of the Trust Property and only to the extent that the Owner Trustee shall have received corpus, income or proceeds from the Trust Property to make such payments in accordance with the terms hereof. Computershare Delaware Trust Company, or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the other Basic Documents to which the Trust or the Owner Trustee is a party.
SECTION 7.9    Doing Business in Other Jurisdictions.
Notwithstanding anything contained herein to the contrary, neither Computershare Delaware Trust Company nor any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Computershare Delaware Trust Company (or any successor thereto); or (iii) subject Computershare Delaware Trust Company (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Computershare Delaware Trust Company (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Trust) to determine whether any such action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Instructing Party, shall appoint an additional trustee pursuant to Section 10.5 hereof to proceed with such action.
SECTION 7.10    Owner Trustee Knowledge.
(a)The Owner Trustee shall not be deemed to have notice or knowledge of, and shall not be required to act upon (including the sending of any notice), any fact or event (including without limitation any default, event of default or breach of a representation or warranty under any Basic Document) unless written notice of such fact or event is received by a Responsible Officer of the Owner Trustee and such notice references the Trust or this Agreement and clearly states that the fact or event has in fact occurred. Absent written notice in accordance with this Section, the Owner Trustee may conclusively assume that no such fact or event has occurred. The Owner Trustee shall have no duty to enforce any repurchase obligations relating to document defects or breaches of representations and warranties with respect to the collateral or to inquire into, investigate or take any action to determine whether any event (including any default, event of default or breach representation or warranty) has in fact occurred and shall have no duty to make any determination as to the materiality or effect of any fact, matter or event (including any default, event of default or breach of representation or warranty) and shall have no liability in connection therewith.
(b)Delivery of any reports, information or other documents to the Owner Trustee hereunder and any publicly available information is for informational purposes only and the Owner Trustee’s receipt of the foregoing shall not constitute notice and the Owner Trustee shall not be deemed to have actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Trust’s, the Seller’s or any servicer’s compliance with any covenants or obligations under the Basic Documents.
(c)In connection with the delivery of any information to the Owner Trustee by the Servicer or any other party to the Basic Documents where the Owner Trustee is required to use such information in connection with the preparation or distribution of payments or reports to Certificateholders or other parties, the Owner Trustee is entitled to conclusively rely on the accuracy of all such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information.
(d)Knowledge or information acquired by Computershare Delaware Trust Company in its capacity as Owner Trustee hereunder shall not be imputed to Computershare Delaware Trust Company or any of its affiliates (including Computershare Trust Company, N.A.) in any other capacity in which it or its affiliates may act hereunder, under any other Basic Document or under any other related document (and vice versa).
ARTICLE VIII
Compensation of Owner Trustee SECTION 8.1 Owner Trustee’s Fees and Expenses.
The Owner Trustee shall receive as compensation for its services hereunder the Owner Trustee Fee as separately agreed upon before the date hereof between Credit Acceptance and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Issuer for its other reasonable and documented expenses hereunder, including the reasonable and documented compensation, expenses and disbursements of such agents, experts and counsel as the Owner Trustee may employ as reasonably required in connection with the exercise and performance of its rights and duties hereunder. Such fees and expenses shall be payable by the Issuer as set forth in Section 5.08(a) of the Sale and Servicing Agreement. The Owner Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Such negotiated fees are based upon the presumption that the duties of the Trust under the Basic Documents are to be performed by Credit Acceptance pursuant to Section 11.12 hereof and Section 4.01(d) of the Sale and Servicing Agreement. In the event that Credit Acceptance fails to perform such duties and the Owner Trustee expressly agrees to do so, the Owner Trustee shall be entitled to additional reasonable compensation with respect thereto, which shall be consented to by the Majority Noteholders. In the absence of such consent and unless the Owner Trustee expressly agrees to undertake such duties, the Owner Trustee shall not be obligated to undertake such duties.

SECTION 8.2    Indemnification.
Credit Acceptance as primary obligor, and the Trust as secondary obligor, jointly and severally shall be liable for, and shall indemnify Computershare Delaware Trust Company, individually and as Owner Trustee and its officers, directors, successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all costs, expenses and disbursements (but only to the extent such costs, expenses and disbursements are reasonable and documented in the case of legal fees, expenses and court costs) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of (a) this Agreement, (b) the other Basic Documents, (c) the formation, administration or termination of the Trust, (d) the Trust or the Trust Property, (e) the acquisition, ownership, administration or disposition of the Trust Property, (f) the use of electronic or digital signatures and electronic methods of submission (including the risk of the Owner Trustee acting on any unauthorized instructions or the risk of interception and misuse of communications by third parties), (g) the performance of any and all of its duties and responsibilities and the exercise or lack of exercise of any and all of its powers, rights or privileges hereunder or under any other Basic Document, including without limitation (i) complying with any new or updated law or regulation in any way related to or affecting the Trust and (ii) addressing any bankruptcy in any way related to or affecting the Trust, including, as applicable, all costs incurred in connection with the use of default specialists, (h) any dispute or legal proceeding, (i) any action taken or not taken pursuant to the direction of any other Person hereunder, (j) the investigation of, preparation for, or defense of itself against or prosecution for itself or for the sake of the Trust, whether pending or threatened, that is related directly or indirectly in any way to the Trust, the Basic Documents, the Trust Property, or the Certificates (including without limitation any transfer or exchange of the Certificates), or (k) the action or inaction of the Owner Trustee or any other party hereunder or under any Basic Document, except only that Credit Acceptance and the Trust shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from the gross negligence, willful misconduct or bad faith of the Owner Trustee or other Indemnified Party. Credit Acceptance shall advance to each Indemnified Party Expenses incurred in defending any claim, demand, action, suit or proceeding, provided that such Indemnified Party shall be obligated to repay such amount if and to the extent that a court of competent jurisdiction determines by final non-appealable order that such Indemnified Party was not entitled to indemnification hereunder. The indemnification obligations contained in this Section and the rights of the Owner Trustee under Section 8.1 shall be joint and several with the indemnification obligations of the Trust pursuant to Section 6.05 of the Sale and Servicing Agreement and shall survive the resignation or removal of the Owner Trustee or the termination or assignment of this Agreement and the Trust and shall include reasonable and documented fees and expenses of counsel and expenses of litigation (including costs and expenses (including any reasonable and documented legal fees, costs and expenses and court costs)) incurred in connection with (y) the defense of any claim, action or proceeding or (z) any enforcement (including any action, claim or suit brought) by the Owner Trustee or any Indemnified Party of any indemnification or other obligation of the Trust or any other Person. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, unless a conflict of interest shall exist, the Owner Trustee’s choice of legal counsel shall be subject to the approval of Credit Acceptance which approval shall not be unreasonably withheld.

SECTION 8.3    Payments to the Owner Trustee.
Any amounts paid to the Owner Trustee pursuant to this Article VIII shall not be a part of the Trust Property immediately upon such payment. Any amounts owing to the Owner Trustee under this Agreement or the other Basic Documents shall constitute a claim against the Trust Property.
SECTION 8.4    Non-Recourse Obligations.
Notwithstanding anything in this Agreement or any other Basic Document, the Owner Trustee agrees that all obligations of the Trust or the Owner Trustee on behalf of the Trust shall be recourse to the Trust Property only, shall be paid in accordance with the priorities set forth in Section 5.08 of the Sale and Servicing Agreement and specifically shall not be recourse to the assets of any Holder. Computershare Delaware Trust Company agrees not to seek recourse against any Holder, in its capacity as a Holder, with respect to any obligations of the Trust owed to it.
ARTICLE IX

Termination of Trust Agreement SECTION 9.1 Termination of Trust Agreement.
(a)The Trust shall dissolve upon the payment in full of the Notes or other liquidation or final settlement of the last outstanding Loan (including the purchase by the Servicer at its option of the corpus of the Trust as described in Section 10.01(a) of the Sale and Servicing Agreement) and the subsequent distribution of all amounts in respect of such Loans as provided in the Basic Documents and the satisfaction and discharge of the Indenture and the business and affairs of the Trust shall be wound up as hereinafter provided in this Section 9.1. The winding up of the Trust shall be conducted by the Board and the Administrator in accordance with Section 3808(e) of the Statutory Trust Act, and, absent actual knowledge to the contrary, the Board, the Administrator and the Owner Trustee shall be entitled to rely conclusively and without investigation upon the certificates of: (i) the Indenture Trustee pursuant to Section 4.1 of the Indenture; and (ii) the Servicer pursuant to Section 7.06 of the Sale and Servicing Agreement, as to the absence, to the knowledge of the Servicer, of claims against the Trust and obligations of the Trust, including, without limitation, as to the absence of claims and obligations that have not arisen but that, based upon facts known to the certifying party, are likely to arise or become known to the Trust within 10 years after the dissolution of the Trust. The Seller shall promptly notify the Administrator, the Owner Trustee and the Board in writing of any prospective termination pursuant to this Section 9.1. The bankruptcy, liquidation, dissolution, death, termination or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Property nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.
(b)Except as provided in clause (a), neither the Board, the Seller nor any Certificateholder shall be entitled to revoke or terminate the Trust.
(c)Notice of any termination of the Trust shall be given by the Certificate Registrar, with a copy to the Owner Trustee and Trust Collateral Agent, by letter (which may be sent electronically) to Certificateholders mailed within five Business Days of receipt by a Responsible Officer of the Certificate Registrar of notice of such termination from the Seller or Servicer, as the case may be, given pursuant to Section 10.01(b) of the Sale and Servicing Agreement, which notice shall state (i) the Distribution Date upon or with respect to which final distributions on the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein designated, (ii) the amount of any such final distribution, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified. Upon receipt of such notice by a Responsible Officer of (i) the Certificate Registrar, and upon presentation and surrender of the Certificates, the Certificate Register shall cancel such certificates and provide evidence of such cancellation to the Owner Trustee and (ii) the Trust Collateral Agent, the Trust Collateral Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.08 of the Sale and Servicing Agreement.
In the event that all of the Certificateholders do not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Certificateholders, with a copy to the Owner Trustee, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates have not been surrendered for cancellation, the Certificate Registrar may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after two years shall be distributed, subject to applicable escheat laws, by the Trust Collateral Agent upon the written direction of the Board to the Seller. The Holders shall look solely to the Seller for payment.
(d)Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution and reasonable provision has been made for known claims and obligations of the Trust shall be distributed by the Trust Collateral Agent to the Certificateholders.
(e)Upon its receipt of written notice from the Administrator or the Board that the dissolution winding up and liquidation of the Trust is complete, at the expense of the Administrator (or from any reserve created for such purpose), the Owner Trustee, at the written direction of the Administrator, shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, whereupon this Agreement shall terminate; provided, however, that the rights and obligations with respect to indemnification under Section 8.2, the rights of the Owner Trustee under Section 8.1, and the terms of Section 11.7 hereof shall survive the dissolution of the Trust and the cancellation of the Certificate of Trust and the termination of the legal existence of the Trust and this Agreement. For the avoidance of doubt, it is expressly acknowledged and agreed that only the Owner Trustee, and not any Regular Trustee, need execute such certificate of cancellation.
ARTICLE X

Successor Owner Trustees and Additional Owner Trustees SECTION 10.1 Eligibility Requirements for Owner Trustee.
The Owner Trustee shall at all times be a corporation or other institution: (i) satisfying the provisions of Section 3807(a) of the Statutory Trust Act; (ii) authorized to exercise corporate trust powers; and (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; provided however, the net worth of the parent organization of such corporation or institution may be included in the determination of the combined capital and surplus of such corporation or institution. If such corporation or other institution shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation or other institution, and its parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.
SECTION 10.2    Resignation or Removal of Owner Trustee.
The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving at least ninety (90) days’ prior written notice thereof to the Board and the Servicer. Upon receiving such notice of resignation, the Board shall promptly appoint a successor Owner Trustee satisfying the qualifications of Section 10.1 hereof by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within ninety (90) days after the giving of such notice of resignation, the resigning Owner Trustee or the Majority Certificateholders may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee satisfying the qualifications of Section 10.1 hereof.
If at any time, (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Board,
(ii) the Owner Trustee shall fail to perform its obligations under this Agreement to the satisfaction of the Board and shall fail to resign after written request therefor by the Board, (iii) the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, (iv)

a receiver of the Owner Trustee or of its property shall be appointed or (v) any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Board may remove the Owner Trustee. If the Board shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Board shall promptly appoint a successor Owner Trustee satisfying the qualifications of Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees, expenses and indemnities owed to the outgoing Owner Trustee.
Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees, expenses and indemnities owed to the outgoing Owner Trustee. The Seller shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies and the Trust Collateral Agent.
SECTION 10.3    Successor Owner Trustee.
Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Board, the Seller, the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees, expenses, and indemnification amounts, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Board and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.
No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.
Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be provided at the expense of the Servicer.
Any successor Owner Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Certificate of Trust with the Secretary of State, identifying the name and address of such successor Owner Trustee in the State of Delaware.
SECTION 10.4    Merger or Consolidation of Owner Trustee.

Any entity into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Owner Trustee (including through a sale of substantially all of the Owner Trustee’s corporate trust business), shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, such entity shall be eligible pursuant to Section 10.1 and provided further that the Owner Trustee shall provide notice of such merger or consolidation (or other succession to substantially all of the Owner Trustee’s corporate trust business) to the Board and the Seller (who shall promptly deliver a copy of such notice to the Rating Agencies), and if requested by the Board, in the case of a sale of substantially all of the Owner Trustee’s corporate trust business, an instrument executed by the successor Owner Trustee acknowledging its assumption of the predecessor Owner Trustee’s obligations hereunder.
SECTION 10.5    Appointment of Co-Owner Trustee or Separate Owner Trustee.
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located or any other purpose which the Owner Trustee deems convenient or necessary, the Owner Trustee and the Servicer shall jointly have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-owner trustee, jointly with the Owner Trustee, or separate owner trustee or separate owner trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee or the Servicer may consider necessary or desirable. No co-owner trustee or separate owner trustee under this Agreement shall be required to meet the terms of eligibility as a successor owner trustee pursuant to Section 10.1 and no notice of the appointment of any co-owner trustee or separate owner trustee shall be required pursuant to Section 10.3.
Each separate owner trustee and co-owner trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(1)all rights, powers, duties and obligations set forth in the instrument of appointment shall be conferred upon and exercised or performed by such separate owner trustee singly or by the Owner Trustee and such co-owner trustee jointly (it being understood that such co-owner trustee is not authorized to act separately without the Owner Trustee joining in such act, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate co-owner trustee), but solely at the direction of the Servicer;
(2)no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement;

(3)the Board and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate owner trustee or co-owner trustee;
(4)no separate owner trustee or co-owner trustee shall have any rights, powers, duties and obligations of a Regular Trustee pursuant to this Agreement;
(5)no separate owner trustee or co-owner trustee shall be deemed to be an agent of the Owner Trustee; and
(6)the Owner Trustee shall have no responsibility or liability relating in any way to the appointment of a separate owner trustee or co-owner trustee.
Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate owner trustees and co-owner trustees, as effectively as if given to each of them. Every instrument appointing any separate owner trustee or co-owner trustee shall refer to this Agreement and the conditions of this Article. Each separate owner trustee and co-owner trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.
Any separate owner trustee or co-owner trustee may, with the Owner Trustee’s consent, appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate owner trustee or co-owner trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
ARTICLE XI

Miscellaneous SECTION 11.1 Supplements and Amendments.
(a)This Agreement may be amended by a majority of the Regular Trustees, the Seller and the Owner Trustee, with prior written notice to the Rating Agencies by the Seller, without the consent of the Noteholders or the Certificateholders: (i) to cure any ambiguity or defect;
(ii) to correct, supplement or modify any provisions in this Agreement; (iii) to conform this Agreement to any offering document; or (iv) to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that (x) such action shall not, as evidenced by an Opinion of Counsel which may be based upon a certificate of the Seller, adversely affect in any material respect the interests of any Noteholder, and (y) the Partnership Representative, without the consent of any other party, shall be entitled to make such amendments or modifications to this

Agreement as are reasonably necessary or appropriate to address any future amendments to, or Regulations promulgated under, the Partnership Audit Procedures.
(b)This Agreement may also be amended from time to time by a majority of the Regular Trustees, the Seller and the Owner Trustee, with (x) prior written notice to the Rating Agencies by the Seller and (y) prior to the Termination Date, the written consent of the Majority Noteholders and thereafter, the consent of the Majority Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement other than under paragraph (a) above; provided, however, that, subject to the express rights of the Noteholders under the Basic Documents no such amendment shall: (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions that shall be required to be made for the benefit of the Noteholders; or
(b) reduce the percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.
Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and the Seller (who shall promptly deliver a copy of such notice to the Rating Agencies).
It shall not be necessary for the consent of the Majority Noteholders or Majority Certificateholders, as applicable, pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.
Prior to the execution by the Owner Trustee of any amendment to this Agreement or any Basic Document, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel (such Opinion of Counsel to be obtained at the expense of the Trust) stating that the execution of such amendment is authorized or permitted by this Agreement, that all conditions precedent to the execution and delivery of such amendment have been satisfied and that any such amendment would not result in the Trust becoming taxable as a corporation for federal income tax purposes. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.
All fees and expenses of the Owner Trustee accrued in connection with an amendment or supplement made pursuant to this Section 11.1 shall be payable in accordance with Section 8.1.
SECTION 11.2    Limitations on Rights of Others.
Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Certificateholders, the Servicer, the Backup Servicer and, to the extent expressly provided herein, the Indenture Trustee, the Trust Collateral Agent and the

Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.
SECTION 11.3    Notices.
(a)Unless otherwise expressly specified or permitted by the terms hereof, all notices, demands, instruction and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be deemed duly given upon (i) electronic or facsimile transmission on the day that the receipt of such electronic or facsimile transmission is confirmed by phone or electronic means or (ii) receipt personally delivered, delivered by overnight courier or mailed first class mail or certified mail (in each case, with return receipt requested), in each case: if to the Owner Trustee, addressed to its Corporate Trust Office; email: CDTC@computershare.com; if to the Seller, addressed to Credit Acceptance Funding LLC 2026-2, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan, 48034-8339, Attention: Jay Brinkley; phone number: (704) 287-4938; email: jbrinkley@creditacceptance.com; if to the Board, addressed to the Board of Trustees of the Trust, c/o Credit Acceptance Funding LLC 2026-2, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan, 48034-8339, Attention: Jay Brinkley; phone number: (704) 287-4938; email: jbrinkley@creditacceptance.com; or if to the Indenture Trustee, the Trust Collateral Agent, the Servicer, the Backup Servicer or the Rating Agencies, addressed to each respective entity as set forth in the notice provisions of the Basic Documents or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.
(b)Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.
SECTION 11.4    Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 11.5    Separate Counterparts.
This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Notes when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 11.6    Assignments.
This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.
SECTION 11.7    No Petition.
The Owner Trustee (in its individual capacity and as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, each hereby covenants and agrees that it will not at any time institute against the Seller or the Trust, or join in any institution against the Seller or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.
SECTION 11.8    No Recourse.
Each Certificateholder, by accepting a Certificate, acknowledges that such Certificateholder’s Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the Servicer, the Backup Servicer, the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Certificates, this Agreement, or the other Basic Documents.
SECTION 11.9    Certain Damages.
No party hereto shall be liable for special, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits, even if such party has been advised of the likelihood of such loss or damage and regardless of the form of action.
SECTION 11.10 Headings.
The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11 GOVERNING    LAW;    WAIVER    OF    JURY    TRIAL;    ACTION AGAINST TRUSTEE.
(a)THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT, PURSUANT TO AND TO THE FULLEST EXTENT PERMITTED BY SECTION 3809 OF THE STATUTORY TRUST ACT, THE DOCTRINE OF MERGER SHALL NOT BE APPLICABLE TO THE TRUST. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER BASIC DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.
(b)Any Holder seeking to pursue legal action against the Owner Trustee must obtain the approval of the Holders, in writing, representing at least twenty-five (25) percent of the voting rights of the Holders in order to pursue such litigation. No claim may be brought against the Owner Trustee which alleges a conflict of interest based solely on any business relationship between Computershare Trust Company, N.A. and another transaction party. In connection with any counsel retained by the Owner Trustee the Owner Trustee is entitled to maintain attorney-client privilege in connection with such representation.
(c)Parties agree to the non-exclusive jurisdiction of the state and federal courts in New York.
SECTION 11.12 Servicer as Administrator.
As acknowledged and agreed in Sections 4.01(d) and 4.17 of the Sale and Servicing Agreement, the Servicer or, to the extent that Credit Acceptance no longer serves as Servicer, Credit Acceptance, is appointed as Administrator, and shall have the full power and authority to and is hereby authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Administrator a limited power of attorney confirming the appointment of the Administrator as the Trust’s agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.
SECTION 11.13 AML Law.
The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56), the Financial Crimes Enforcement Network’s Customer Due Diligence Requirements and regulations promulgated by the Office of Foreign Asset Control (collectively, the “AML Law”), each of the Indenture Trustee and the Owner Trustee is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Indenture Trustee or the Owner Trustee. Each party hereby agrees that it shall provide the Indenture Trustee and Owner Trustee with such identifying information and documentation as the Indenture Trustee or the Owner Trustee may request from time to time in order to enable the Indenture Trustee and the Owner Trustee to comply with all applicable requirements of AML Law.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Owner Trustee may request documentation to verify its formation and existence as a legal entity. The Owner Trustee may also request relevant financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.
SECTION 11.14 Computershare Roles.
(a)Computershare Delaware Trust Company will perform its duties as Owner Trustee hereunder through its Corporate Trust Services division (including any agents or affiliates utilized thereby).
(b)The parties acknowledge and agree that Computershare Delaware Trust Company acts as Owner Trustee of the Trust hereunder, and in such capacity shall be entitled to discharge that separate function fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by it of its express duties set forth in this Agreement or the Basic Documents in any of such capacities, all of which defenses, claims or assertions are hereby waived by the parties to this Agreement and the Certificateholders except in the case of gross negligence and willful misconduct by Computershare Delaware Trust Company.
(c)Knowledge or information acquired by Computershare Delaware Trust Company in its capacity as the Owner Trustee hereunder shall not be imputed to Computershare Delaware Trust Company in any other capacity in which it may act hereunder or under any other Basic Document or any other document, or to any affiliate of Computershare Delaware Trust Company and vice versa.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
COMPUTERSHARE DELAWARE TRUST COMPANY, as Owner Trustee
By:    /s/ Molly Ann Breffitt
    Name:     Molly Ann Breffitt
    Title:    Vice President

CREDIT ACCEPTANCE FUNDING LLC
2026-2, as Seller
By:    /s/ James B. Brinkley II
    Name:     James B. Brinkley II
    Title:    Treasurer

JOE BILLANTE, as Regular Trustee
/s/ Joseph Billante III
KEVIN J. CORRIGAN, as Regular Trustee
/s/ Kevin J. Corrigan
JILL A. MATARESE, as Regular Trustee

/s/ Jill A. Matarese

ACKNOWLEDGED AND ACCEPTED:
COMPUTERSHARE TRUST COMPANY, N.A., as Certificate Registrar
By:    /s/ Tracy M. McLamb
    Name:     Tracy M. McLamb
    Title:    Vice President

ACKNOWLEDGED AND ACCEPTED SOLELY AS TO SECTIONS 5.1, 8.2 AND 11.12 HEREOF:
CREDIT ACCEPTANCE CORPORATION
By:    /s/ James B. Brinkley
    Name:    James B. Brinkley II
    Title:    Treasurer

EXHIBIT A
FORM OF CERTIFICATE
SEE ATTACHED PAGES FOR CERTAIN DEFINITIONS
THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENTS TO THE NOTES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.
THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUBJECT TO THE RECEIPT BY THE OWNER TRUSTEE OF A CERTIFICATION OF THE TRANSFEREE AND AN OPINION OF COUNSEL (SATISFACTORY TO THE ISSUER OR THE OWNER TRUSTEE) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.
NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A REPRESENTATION LETTER IN SUBSTANTIALLY THE FORM REQUIRED BY THE AGREEMENT REFERRED TO BELOW FROM THE TRANSFEREE OF THIS CERTIFICATE OR SUCH OTHER REPRESENTATIONS (OR AN OPINION OF COUNSEL) AS MAY BE APPROVED BY THE BOARD, TO THE EFFECT THAT SUCH A TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, INCLUDING RULE 144A THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA OR ANY “PLAN” TO WHICH SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), APPLIES, ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY OR OTHERWISE, OR AN EMPLOYEE BENEFIT PLAN,

A PLAN OR OTHER SIMILAR ARRANGEMENT SUBJECT TO ANY PROVISION OF FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS THAT ARE SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

NUMBER    Percentage Interest 100%
R-1
SEE REVERSE FOR CERTAIN DEFINITIONS
AMOUNTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AGREEMENT.

ASSET BACKED CERTIFICATE
evidencing a beneficial ownership interest in the property of the Trust, as defined below, the property of which includes a pool of (i) dealer loans secured by retail installment sales contracts and (ii) purchased loans evidenced by retail installment loans, in each case secured by used automobiles, light duty trucks, minivans or sport utility vehicles and sold to the Trust by Credit Acceptance Funding LLC 2026-2.
(This Certificate does not represent an interest in or obligation of the Owner Trustee, Credit Acceptance Funding LLC 2026-2 or any of its Affiliates, except to the extent described below.)
THIS CERTIFIES THAT Credit Acceptance Funding LLC 2026-2 is the registered owner of the Percentage Interest set forth above of the beneficial ownership interest in assets of Credit Acceptance Auto Loan Trust 2026-2, a Delaware statutory trust (the “Trust”) formed by Credit Acceptance Funding LLC 2026-2, a Delaware special purpose limited liability company (the “Seller”). The Certificates do not accrue interest.

CERTIFICATE OF AUTHENTICATION
This is one of the Certificates referred to in the within-mentioned Trust Agreement.
COMPUTERSHARE TRUST COMPANY, N.A., as Certificate Registrar
by:
    Authenticating Agent

Dated: August 20, 2026

The Trust is existing as a Delaware statutory trust pursuant to the Amended and Restated Trust Agreement, dated as of August 20, 2026 (as so amended and restated, the “Trust Agreement”), between the Seller, each of the members of the Board of Trustees of the Trust, and Computershare Delaware Trust Company, as owner trustee, (in its capacity as owner trustee, and not in its individual capacity the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.
This Certificate is one of the duly authorized Certificates designated as “Asset Backed Certificates” (herein called the “Certificates”). In addition to the Certificates, there were also issued, under the Indenture dated as of the Closing Date, between the Trust and Computershare Trust Company, N.A., as Indenture Trustee, three classes of Notes designated as “5.01% Class A Asset Backed Notes,” “5.29% Class B Asset Backed Notes” and “5.51% Class C Asset Backed Notes” (the “Notes”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of dealer loans secured by retail installment sale contracts (which are secured by used automobiles, light duty trucks, minivans or sport utility vehicles) (the “Dealer Loans”), a pool of purchased loans evidenced by retail installment loans (which are secured by used automobiles, light duty trucks, minivans or sport utility vehicles) (the “Purchased Loans”, and together with the Dealer Loans, the “Loans”) all monies due thereunder after the applicable Cut-off Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title and interest of the Seller in and to the Sale and Contribution Agreement dated as of the Closing Date between the Originator and the Seller and all proceeds of the foregoing.
Under the Sale and Servicing Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the “Distribution Date”), commencing in August 2026, to the Person in whose name this Certificate is registered at the close of business on the last day of the month preceding such Distribution Date (the “Record Date”) such Certificateholder’s fractional undivided interest in the amount to be distributed, if any, to Certificateholders on such Distribution Date.
The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.
It is the intention of the Seller, the Servicer and the Certificateholders that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, for so long as the Trust has no equity owner other than the Seller (as determined for U.S. federal income tax purposes), the Trust will be treated as an entity disregarded as separate from its owner and that, if the Trust has more than one equity owner (as determined for U.S. federal income tax purposes), the Trust will be treated as a partnership, the equity owners will be the partners in the partnership, and the partnership will not be an association or publicly traded partnership taxable as a corporation. The Seller and the other Certificateholders, by acceptance of a Certificate, agree to such treatment and agree to take no action inconsistent with such treatment. Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the Seller, or join in any institution against the Trust or the Seller of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.
Distributions on this Certificate will be made as provided in the Sale and Servicing Agreement by the Trust Collateral Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and the Sale and Servicing Agreement and, notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office.
Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Registrar, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.
THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT, PURSUANT TO AND TO THE FULLEST EXTENT PERMITTED BY SECTION 3809 OF THE STATUTORY TRUST ACT, THE DOCTRINE OF MERGER SHALL NOT BE APPLICABLE TO THE TRUST.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
By:    COMPUTERSHARE DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee
By:

Dated: August 20, 2026

(Reverse of Certificate)
The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Backup Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Loans, all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.
The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Trust Agreement at any time by a majority of the Regular Trustees, the Seller and the Owner Trustee with, prior to the Termination Date, the prior written consent of the Majority Noteholders. Any such consent shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.
This Certificate may be Transferred only under the circumstances described in Section 3.4 of the Trust Agreement. Any attempted Transfer in contravention of the restrictions and conditions of Section 3.4 of the Trust Agreement shall be null and void ab initio. As provided in the Trust Agreement and subject to certain limitations set forth therein and set forth on the front of this Certificate, the Transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of Transfer at the offices or agencies of the Certificate Registrar maintained by the Certificate Registrar in St. Paul, Minnesota, accompanied by a written instrument of Transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Computershare Trust Company, N.A.
The Certificates are issuable only as registered Certificates. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.
The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement, and the disposition of all property held as part of the Trust. The Servicer may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Loans and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable, subject to certain restrictions, only on a Distribution Date on which the sum of the Class A Note Balance plus the Class B Note Balance plus the Class C Note Balance shall be 10% or less of the sum of the initial Class A Note Balance plus the initial Class B Note Balance plus the initial Class C Note Balance, including any such purchase on such Purchase Date.
The Certificates may not be acquired by or transferred to (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) a plan to which Section 4975 of the Code applies, (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity or otherwise, or (d) an employee benefit plan, a plan or other similar arrangement subject to any provision of federal, state, local, non-U.S. or other laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (each, a “Benefit Plan”). In connection with any acquisition or transfer of a Certificate, the Holder thereof shall be required to represent and warrant that it is not and will not be, and is not acting on behalf of or with the assets of, an entity or other person that is or will be a Benefit Plan.
The recitals contained herein shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Contracts or related document.
Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Registrar, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing
__________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.
Dated:
    ______________________________ *

_________________
        * NOTICE: The signature to this assignment must correspond with the name of
2

the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.
2